UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 3, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2006, Hercules Liftboat Company, LLC (the “Company”), a wholly owned subsidiary of Hercules Offshore, Inc., entered into a definitive asset purchase agreement (the “Agreement”) to acquire five liftboats from Laborde Marine Lifts, Inc. (“Laborde”). In addition, the Company agreed to assume the construction of an additional liftboat pursuant to a construction agreement to be assigned to the Company by Laborde at the closing. The total purchase price to be paid in connection with the transaction is $52.0 million. The purchase price will be reduced by the total amount remaining due under the construction agreement as of the closing date. The Company expects to close the transaction in the second quarter of 2006. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Asset Purchase Agreement, dated April 3, 2006, by and between Hercules Liftboat Company, LLC and Laborde Marine Lifts, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: April 4, 2006	By:	/s/ James W. Noe
James W. Noe,
Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Asset Purchase Agrreement, dated April 3, 2006, by and between Hercules Liftboat Company, LLC and Laborde Marine Lifts, Inc.

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